ARTICLES OF AMENDMENT
        OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                    DUKE REALTY INVESTMENTS, INC.

The undersigned officer of DUKE REALTY INVESTMENTS, INC. (the "Corporation"), existing pursuant to the provisions OF INDIANA BUSINESS CORPORATION LAW (IND. CODE 23-1 ET SEQ.), AS AMENDED (the "Act") and desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended and Restated Articles of Incorporation certify the following facts:

                           ARTICLE I - Amendment
SECTION 1:  The date of incorporation of the Corporation is:

               MARCH 12, 1992

SECTION 2: The name of the Corporation following this amendment of its Amended and Restated Articles of Incorporation is:

               DUKE REALTY INVESTMENTS, INC.

SECTION 3: The first sentence of Section 7.01, Article VII of the Amended and Restated Articles of Incorporation is deleted and replaced with the following:

     There shall be no fewer than five (5) nor more than fifteen (15) directors.


This Amendment is to be effective upon filing.

                  ARTICLE II-MANNER OF ADOPTION AND VOTE

SECTION 1:  Action by Directors:

The Board of Directors of the Corporation duly adopted resolutions amending
Article VII of the Amended and Restated Articles of Incorporation. These resolutions were adopted at meeting duly held on April 23, 1998, at which a quorum was present.

SECTION 2:  Action by Shareholders:

The Shareholders of the Corporation duly adopted the amendment to Article VII of the Amended and Restated Articles of Incorporation. At the annual meeting of the Shareholders duly held on April 23, 1998, where holders of 65,346,233 shares entitled to vote, out of 77,292,688 issued and outstanding, were present. The Shareholders adopted the amendment by a vote of 63,971,813 for, 1,205,897 against, and 168,523 abstaining.

SECTION 3:  Compliance with legal requirements:

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Amended and Restated Articles of Incorporation, and the Code of By-Laws of the Corporation.

     I hereby verify that the facts contained herein are true this 20th day of May, 1998.

                                        /s/ John R. Gaskin


                                        --------------------------------------
                                        John R. Gaskin, Vice President, General
                                        Counsel, and Secretary